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                                                                   EXHIBIT 4.1.5

                          SALE AND ASSIGNMENT AGREEMENT

                                     between

               ONYX ACCEPTANCE RESIDUAL FUNDING OWNER TRUST 2000-A
                                   as Issuer,

                      ONYX ACCEPTANCE FINANCIAL CORPORATION
                                   as Seller,

                                       and

                            THE CHASE MANHATTAN BANK
                     as Indenture Trustee and as Trust Agent

                           Dated as of March 29, 2000


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                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
ARTICLE I - DEFINITIONS....................................................  1

     SECTION 1.01. DEFINITIONS.............................................  1

     SECTION 1.02. USAGE OF TERMS..........................................  3

     SECTION 1.03. SECTION REFERENCES......................................  3

ARTICLE II - CONVEYANCE OF UNDERLYING CERTIFICATES; REPRESENTATIONS
             AND WARRANTIES OF THE SELLER..................................  3

     SECTION 2.01. CONVEYANCE OF UNDERLYING CERTIFICATES...................  3

     SECTION 2.02. REPRESENTATIONS AND WARRANTIES OF THE SELLER............  5

     SECTION 2.03. NONPETITION COVENANT....................................  7

ARTICLE III - THE SELLER...................................................  7

     SECTION 3.01. LIABILITY OF SELLER.....................................  7

     SECTION 3.02. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE
                   OBLIGATIONS OF, SELLER; CERTAIN LIMITATIONS.............  7

     SECTION 3.03. LIMITATION ON LIABILITY OF SELLER AND OTHERS............  7

     SECTION 3.04. SELLER NOT TO RESIGN....................................  7

     SECTION 3.05. SELLER MAY OWN NOTES AND TRUST CERTIFICATES.............  8

ARTICLE IV - TERMINATION...................................................  8

     SECTION 4.01. OPTION PURCHASE OF ALL UNDERLYING CERTIFICATES;
                   SATISFACTION AND DISCHARGE OF THE INDENTURE.............  8

ARTICLE V - MISCELLANEOUS..................................................  9

     SECTION 5.01. AMENDMENT ..............................................  9

     SECTION 5.02. PROTECTION OF TITLE TO TRUST ........................... 10

     SECTION 5.03. COUNTERPARTS............................................ 10

     SECTION 5.04. GOVERNING LAW........................................... 10

     SECTION 5.05. NOTICES................................................. 10

     SECTION 5.06. SEVERABILITY OF PROVISIONS.............................. 11

     SECTION 5.07. ASSIGNMENT.............................................. 11

     SECTION 5.08. THIRD PARTY BENEFICIARIES............................... 11

     SECTION 5.09. HEADINGS ............................................... 11

     SECTION 5.10. ASSIGNMENT BY ISSUER ................................... 12

     SECTION 5.11. LIMITATION OF LIABILITY OF OWNER TRUSTEE................ 12

                                    SCHEDULES

Schedule I - List of Underlying Certificates

Schedule II - List of General Beneficial Certificates

Schedule III - Information Related to Underlying Securitization Transactions

                                       i


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     This SALE AND ASSIGNMENT AGREEMENT, dated as of March 29, 2000 (this
"AGREEMENT"), is between Onyx Acceptance Residual Funding Owner Trust 2000-A (the "ISSUER" or the "TRUST"), Onyx Acceptance Financial Corporation (the "SELLER"), and The Chase Manhattan Bank, as the Indenture Trustee on behalf of the Noteholders (in such capacity, the "INDENTURE TRUSTEE"), and as the Trust Agent on behalf of the Owner Trustee (in such capacity, the "TRUST AGENT") .

     In consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions.

     Whenever used in this Agreement, (i) capitalized terms that are not otherwise defined herein have the meanings set forth in the Indenture (as defined below) and (ii) the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "AFFILIATE" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or other day on which commercial banks located in California or New York are authorized or required to be closed.

     "CLOSING DATE" means March 29, 2000

     "CONTRACT RIGHTS" means all monies remitted, received or otherwise recovered in respect of the General Beneficial Certificates.

     "DEPOSITOR" means the Seller in its capacity as Depositor under the Trust Agreement, and its successors.

     "GENERAL BENEFICIAL CERTIFICATES" means the Certificates representing 1% of the residual interests issued by eight grantor trusts formed by the Seller between February 1996 and December 1997 in connection with securitizations of fixed rate motor vehicle retail installment sales contracts and installment loan agreements as specifically identified in Schedule II, each of which is registered in the name of the Seller.

     "INDENTURE" means the Indenture, dated as of the date hereof, between the Issuer and the Indenture Trustee.


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     "INDENTURE TRUSTEE" means The Chase Manhattan Bank, not in its individual capacity but solely as the Indenture Trustee under the Indenture, its successors in interest and any successor Indenture Trustee under the Indenture.

     "ISSUER" means Onyx Acceptance Residual Funding Owner Trust 2000-A and its successors.

     "ONYX" means Onyx Acceptance Corporation and its successors in interest.

     "OPINION OF COUNSEL" means a written opinion of counsel (who may be counsel to the Seller) acceptable to the Indenture Trustee, the Owner Trustee or the Trust Agent, as the case may be.

     "OWNER TRUSTEE" means Bankers Trust (Delaware), not in its individual capacity but solely as the Owner Trustee under the Trust Agreement acting on behalf of the holders of the Trust Certificates, its successors in interest and any successor Owner Trustee under the Trust Agreement.

     "OWNER TRUSTEE CORPORATE TRUST OFFICE" means the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at E.A. Delle Donne Corporate Center, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, Attention: Corporate Trust Administration; or at such other address as the Owner Trustee may designate from time to time by notice to the Noteholders, the holders of the Trust Certificates, the Administrator and the Seller.

     "SELLER" means Onyx Acceptance Financial Corporation, in its capacity as the Seller of the Underlying Certificates under this Agreement, and each successor thereto (in the same capacity) pursuant to Section 3.02.

     "TRUST" means the Issuer.

     "TRUST AGENT" means The Chase Manhattan Bank, not in its individual capacity but solely as the Trust Agent under the Trust Agreement and this Agreement acting on behalf of the Owner Trustee, its successors in interest, and any successor Trust Agent under such agreements.

     "TRUST AGENT OFFICE" means the principal office of the Trust Agent, which office at the date of the execution of this Agreement is located at 450 W. 33rd Street, 14th Floor, New York, New York 10001-2697, Attention: Capital Markets Fiduciary Services: 2000-A; or at such other address as the Trust Agent may designate from time to time by notice to the Noteholders and the Seller.

     "TRUST AGREEMENT" means the Trust Agreement, dated as of March 29, 2000 among the Depositor, the Owner Trustee and the Trust Agent.

     "TRUST PROPERTY" has the meaning set forth in Section 2.01 hereof.

     "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

     "UNDERLYING CERTIFICATES" means the certificates representing the residual interests issued by fifteen trusts formed by the Seller between February 1996 and August 1999 in connection with securitizations of fixed rate motor vehicle retail installment sales contracts and installment loan


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agreements as specifically identified on Schedule I, each of which shall be registered in the name of or as designated by the Issuer.

     Section 1.02. Usage of Terms.

     With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

     Section 1.03. Section References.

     All section references, unless otherwise indicated, shall be to Sections in this Agreement.

                                   ARTICLE II

                     CONVEYANCE OF UNDERLYING CERTIFICATES;
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     Section 2.01. Conveyance of Underlying Certificates.

     (a) In consideration of the Issuer's delivery of the authenticated Notes to or upon the order of the Seller, effective upon the Closing Date, the Seller hereby sells, grants, transfers, conveys and assigns to the Issuer, without recourse, all of the right, title and interest of the Seller in, to and under:

         (i)   the Underlying Certificates;

         (ii)  the Contract Rights;

         (iii) all monies remitted, received or otherwise recovered in respect of the Underlying Certificates on or after the Closing Date;

         (iv) all amounts on deposit in the Collection Account, the Trust Spread Account and the Trigger Spread Account; and

         (v) all proceeds in any way delivered with respect to the foregoing, all rights to payments with respect to the foregoing and all rights to enforce the foregoing.

         The foregoing items of property listed in this Section 2.01, are collectively referred to as the "TRUST Property". The Seller also hereby agrees that it shall deposit or cause to be deposited into the Collection Account any and all distributions received by the Seller with respect to the Underlying Certificates on or after the Closing Date.


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     It is the intention of the Seller and the Issuer that the assignment and transfer herein contemplated constitute (and shall be construed and treated for all purposes as) a true and complete sale of the Trust Property, conveying good title thereto free and clear of any liens and encumbrances, from the Seller to the Issuer. However, in the event that such conveyance is deemed to be a pledge to secure a loan (in spite of the express intent of the parties hereto that this conveyance constitutes, and shall be construed and treated for all purposes, as a true and complete sale), the Seller hereby grants to the Issuer, for the benefit of the Noteholders, a first priority perfected security interest in all of the Seller's right, title and interest in the Trust Property whether now existing or hereafter created and all proceeds of the foregoing to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

     (b) As of the Closing Date, the Issuer acknowledges the conveyance to it of the Trust Property from the Seller, including all right, title and interest of the Seller in and to the Trust Property, receipt of which is hereby acknowledged by the Issuer. Concurrently with such delivery and in exchange therefor, the Issuer has pledged to the Indenture Trustee, for the benefit of the Noteholders, the Trust Property (other than the Certificate Distribution Account and amounts on deposit therein) and the Indenture Trustee, pursuant to the written instructions of the Issuer, has executed and caused to be authenticated and delivered the Notes to the Seller or its designee, upon the order of the Issuer.

     (c) In connection with the sale of the Underlying Certificates and the assignment of the Contract Rights pursuant to this Agreement, the Seller has filed or caused to be filed with the Secretary of State of the State of California a UCC-1 financing statement naming the Seller as debtor, naming the Issuer as secured party, naming the Indenture Trustee, on behalf of the Noteholders, as assignee, and including the Underlying Certificates and the Contract Rights in the description of the collateral. In connection with the pledge of the Underlying Certificates and the Contract Rights pursuant to the Indenture, the Trust has filed with the offices of the Secretary of State of the State of Delaware UCC-1 financing statements naming the Trust as debtor and the Indenture Trustee, on behalf of the Noteholders, as secured party. The grant of a security interest to the Indenture Trustee and the rights of the Indenture Trustee in the Underlying Certificates and the Contract Rights shall be governed by the Indenture.

     (d) From time to time, the Seller shall cause to be taken such actions as are necessary to continue the perfection of the respective interests of the Trust and the Indenture Trustee in the Underlying Certificates and their proceeds (other than, as to such priority, any statutory lien arising by operation of law after the Closing Date which is prior to such interest), including, without limitation, the filing of financing statements, amendments thereto or continuation statements and the making of notations on records or documents of title.

     (e) If any change in the name, identity or corporate structure of the Seller or Onyx or the relocation of the chief executive office of either of them would make any financing or continuation statement or notice of lien filed under this Agreement or the other Basic Documents misleading within the meaning of applicable provisions of the UCC or any title statute, the Seller, within the time period required by applicable law, shall file such financing statements or amendments as may be required to preserve and protect the interests of the Trust, the Indenture Trustee and the Noteholders in the Underlying Certificates and the proceeds thereof. Promptly thereafter, the Seller shall deliver to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that, in


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the opinion of such counsel, all financing statements or amendments necessary fully to preserve and protect the interests of the Trust, the Indenture Trustee and the Noteholders in the Underlying Certificates and the proceeds thereof have been filed, and reciting the details of such filings.

     (f) During the term of this Agreement, the Seller shall maintain its chief executive office in one of the states of the United States.

     (g) The Seller shall pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Indenture Trustee's right, title and interest in and to the Underlying Certificates and the proceeds thereof.

     Section 2.02. Representations and Warranties of the Seller.

     The Seller hereby makes the following representations and warranties on which the Issuer is deemed to have relied in acquiring the Underlying Certificates. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Underlying Certificates to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

     (a) As to the Seller:

         (i) The Seller is duly organized and validly existing as a corporation organized and existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority, and legal right to acquire and own the Underlying Certificates.

         (ii) The Seller is duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

         (iii) The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery, and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

         (iv) This Agreement constitutes (A) a valid sale, transfer, and assignment of the Underlying Certificates, enforceable against creditors of and purchasers from the Seller and (B) a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.


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         (v)   The consummation of the transactions contemplated by this
               Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Seller, or any indenture, agreement, or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of the properties of the Seller pursuant to the terms of any such indenture, agreement, or other instrument (other than pursuant to the Basic Documents to which the Seller is a party); nor violate any law or any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

         (vi) To the Seller's best knowledge after due inquiry, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement, the Notes or the Trust Certificates, (B) seeking to prevent the issuance of the Notes or the Trust Certificates or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Notes or the Trust Certificates, or (D) naming the Seller which might adversely affect the federal income tax attributes of the Notes.

     (b) The aggregate outstanding balance of the contracts underlying the Underlying Certificates and Contract Rights, the aggregate outstanding balance of the senior securities related to the Underlying Certificates and Contract Rights and the balance of the related spread accounts as of March 15, 2000, as set forth in Schedule III hereto, are true and correct as of such date.

     (c) None of the foregoing representations and warranties shall be construed as, and the Seller is specifically not making, any representations and warranties regarding the collectibility of the contracts or the future performance of the contracts underlying the Underlying Certificates and Contract Rights.

     (d) The Seller has not prepared any financial statement which accounts for the transfer of the Trust Property hereunder to the Issuer in any manner other than as a sale of the Trust Property by it to the Issuer, and the Seller has not in any other non-income tax respect (including, but not limited to, for accounting purposes) accounted for or treated the transfer of the Trust Property hereunder in any manner other than as a sale and absolute assignment to the Issuer of the Seller's full right, title and ownership interest in the Trust Property to the Issuer.


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     Section 2.03. Nonpetition Covenant.

     The Seller shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

                                  ARTICLE III

                                   THE SELLER

     Section 3.01. Liability of Seller

     The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

     Section 3.02. Merger or Consolidation of, or Assumption of the Obligations of, Seller; Certain Limitations.

     The Seller shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the corporation formed by such consolidation or into which the Seller has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Seller as an entirety, can lawfully perform the obligations of the Seller hereunder and executes and delivers to the Issuer, the Trust Agent and the Indenture Trustee an agreement in form and substance reasonably satisfactory to the Issuer, the Trust Agent and the Indenture Trustee, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Seller under this Agreement.

     Section 3.03. Limitation on Liability of Seller and Others.

     The Seller and any director or officer or employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     Section 3.04. Seller Not to Resign.

     Subject to the provisions of Section 3.02, the Seller shall not resign from the obligations and duties hereby imposed on it as Seller under this Agreement.


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     Section 3.05. Seller May Own Notes and Trust Certificates.

     The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes or Trust Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Trust Certificates so owned by or pledged to the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes of the same Class or Trust Certificates, as the case may be.

                                   ARTICLE IV

                                   TERMINATION

     Section 4.01. Optional Purchase of All Trust Property; Satisfaction and
                   Discharge of the Indenture.

     (a) On each Quarterly Payment Date as of which the Outstanding Amount of the Notes is 10% or less of the initial Outstanding Amount of the Notes, the Seller shall have the option to purchase the remaining Trust Property from the Trust. Notice of the exercise of such option shall be given by the Seller to the Issuer, the Trust Agent and the Indenture Trustee not later than the 10th day prior to the specified Quarterly Payment Date and not earlier than the 15th day of the month prior to the month of the specified Quarterly Payment Date. To exercise such option, the Seller shall pay to the Indenture Trustee for the benefit of the Noteholders, by deposit in the Collection Account on the Business Day immediately preceding the related Quarterly Payment Date, the sum of (x) Outstanding Amount of the Notes plus (y) accrued and unpaid interest thereon through the related Quarterly Payment Date plus (z) all amounts due to the Indenture Trustee, Trust Agent and Owner Trustee.

     (b) Notice of any termination of the Trust shall be given by the Seller to the Owner Trustee and the Trust Agent and the Indenture Trustee as soon as practicable after the Seller has received notice thereof. Such notice shall conform to the notice described in Section 9.01(c) of the Trust Agreement.

     (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the holders of the Trust Certificates will succeed to the rights of the Noteholders hereunder and the Owner Trustee and, on its behalf, the Trust Agent, will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.


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                                    ARTICLE V

                                 MISCELLANEOUS

     Section 5.01. Amendment.

     (a) This Agreement may be amended by the Issuer, the Seller, the Indenture Trustee and the Trust Agent, collectively, without the consent of any Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement which are inconsistent with the provisions herein, or to make any other provisions with respect to matters or questions arising under this Agreement which are not inconsistent with the provisions of this Agreement; provided, however, that any such action shall not materially and adversely affect the interests of any Noteholder; and provided, further, that any such amendment shall be deemed not to materially and adversely affect the interests of any Noteholder if the Person requesting the amendment obtains a letter from the Rating Agency to the effect that such amendment would not result in a downgrading or withdrawal of the ratings then assigned to the applicable Notes by such Rating Agency.

     (b) This Agreement may also be amended by the Issuer, the Seller, the Indenture Trustee and the Trust Agent, with the consent of the holders of Notes evidencing in the aggregate not less than 51% of the Outstanding Amount of the Highest Priority Class then outstanding for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that shall be required to be made for the benefit of the Noteholders, or (ii) reduce the aforesaid percentage of the outstanding amount of the Notes the Noteholders of which are required to consent to any such amendment, without the consent of all Noteholders.

     (c) Promptly after the execution of any such amendment or consent, the Trust Agent and the Indenture Trustee, as the case may be, shall furnish the written notification of the substance of such amendment or consent to each Noteholder.

     (d) It shall not be necessary for the consent of Noteholders pursuant to
Section 5.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by Noteholders of the execution thereof shall be subject to such reasonable requirements as the Trust Agent or the Indenture Trustee may prescribe. Any consent by a Noteholder to an amendment of the Agreement shall be conclusive and binding on such Noteholder and upon all future Noteholders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon such Note.

     (e) The Trust Agent and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trust Agent's or the Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise and any such amendment shall be unenforceable in its entirety absent the execution of such amendment by the Trust Agent and the Indenture Trustee. Prior to entering into any amendment to this Agreement, the Indenture Trustee and Trust Agent shall be entitled to receive and rely upon an Opinion of Counsel from counsel to the Seller to the effect that such amendment is authorized and permitted under the Basic Documents.

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     Section 5.02. Protection of Title to Trust.

     (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer, the Noteholders, the Owner Trustee, the Indenture Trustee and the Trust Agent in the Underlying Certificates and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Trust Agent and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) The Seller shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with Section 5.02(a) seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given, the Trust Agent and the Indenture Trustee at least 60 days' prior written notice thereof.

     (c) The Seller shall give the Trust Agent and the Indenture Trustee at least 60 days' prior written notice of any relocation of the principal executive office of the Seller if as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement.

     Section 5.03. Counterparts.

     For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterpart shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     Section 5.04. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT THAT THE DUTIES OF THE TRUST AGENT AND THE INDENTURE TRUSTEE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     Section 5.05. Notices.

     All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt in the case of

         (i) the Seller, at 27051 Towne Centre Drive, Suite 200, Foothill Ranch, CA 92610, Attention: President, facsimile (949) 465-3530;

         (ii) the Issuer or the Owner Trustee, at the Owner Trustee Corporate Trust Office (with, in the case of the Issuer, a copy to the Seller);


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

         (iii) the Trust Agent, at the Trust Agent Office;

         (iv)  the Indenture Trustee, at the Corporate Trust Office; and

         (v) Standard & Poor's, to Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties. Any notice required or permitted to be to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed herein shall be conclusively presumed to have been duly given, whether or not such Noteholder shall receive such notice.

     Section 5.06. Severability of Provisions.

     If the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the related Noteholders.

     Section 5.07. Assignment.

     Notwithstanding anything to the contrary contained herein, except as provided in Section 3.02, the Seller may not transfer or assign all, or a portion of, its rights, obligations and duties under this Agreement unless such transfer or assignment (i) (A) will not result in a reduction or withdrawal by the Rating Agency of the rating then assigned by it to the Class A Notes and (B) the Issuer and the Indenture Trustee have consented to such transfer or assignment, or (ii) the Issuer, the Indenture Trustee and Noteholders of each Class evidencing not less than 51% of the Outstanding Amount of Notes of such Class consent thereto. In the event of a transfer or assignment pursuant to clause (ii) above, the Rating Agency shall be provided with notice of such transfer or assignment.

     Section 5.08. Third Party Beneficiaries.

     Except as otherwise specifically provided herein, the parties to this Agreement hereby manifest their intent that no third party shall be deemed a third party beneficiary of this Agreement.

     Section 5.09. Headings.

     The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 5.10. Assignment by Issuer.

     The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Underlying Certificates and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

     Section 5.11. Limitation of Liability of Owner Trustee.

     Notwithstanding anything contained herein to the contrary, this instrument has been executed by Bankers Trust (Delaware) not in its individual capacity but in its capacity as Owner Trustee of the Issuer and by The Chase Manhattan Bank not in its individual capacity but in its capacity as Indenture Trustee and Trust Agent, and in no event shall Bankers Trust (Delaware) in its individual capacity, The Chase Manhattan Bank in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                         ONYX ACCEPTANCE RESIDUAL FUNDING
                                         OWNER TRUST 2000-A, as Issuer

                                         By: Bankers Trust (Delaware), not in
                                             its individual capacity but solely
                                             as Owner Trustee


                                         By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                         ONYX ACCEPTANCE FINANCIAL
                                         CORPORATION, as Seller

                                         By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                         THE CHASE MANHATTAN  BANK, not in its
                                         individual capacity but solely as
                                         Indenture Trustee and as Trust Agent


                                         By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                   SCHEDULE I

                         List of Underlying Certificates

                                                                   Certificate
                     Certificate                                      Number
                     -----------                                   -----------
Spread Account Trust 1996-1 Limited Beneficial Certificate            LBC-2

Spread Account Trust 1996-2 Limited Beneficial Certificate            LBC-2

Spread Account Trust 1996-3 Limited Beneficial Certificate            LBC-2

Spread Account Trust 1996-4 Limited Beneficial Certificate            LBC-2

Spread Account Trust 1997-1 Limited Beneficial Certificate            LBC-2

Spread Account Trust 1997-2 Limited Beneficial Certificate            LBC-2

Spread Account Trust 1997-3 Limited Beneficial Certificate            LBC-2

Spread Account Trust 1997-4 Limited Beneficial Certificate            LBC-4

Spread Account Trust 1998-1 Beneficial Certificate                     BC-2

Onyx Acceptance Owner Trust 1998-A Residual Interest Instrument         R-2

Onyx Acceptance Owner Trust 1998-B Residual Interest Instrument         R-3

Onyx Acceptance Owner Trust 1998-C Residual Interest Instrument         R-2

Onyx Acceptance Owner Trust 1999-A Residual Interest Instrument         R-2

Onyx Acceptance Owner Trust 1999-B Residual Interest Instrument         R-2

Onyx Acceptance Owner Trust 1999-C Residual Interest Instrument         R-2

                                   SCHEDULE II

                     List of General Beneficial Certificates

                                                                    Certificate
                     Certificate                                      Number
                     -----------                                    -----------
Spread Account Trust 1996-1 General Beneficial Certificate             GBC-1

Spread Account Trust 1996-2 General Beneficial Certificate             GBC-1

Spread Account Trust 1996-3 General Beneficial Certificate             GBC-1

Spread Account Trust 1996-4 General Beneficial Certificate             GBC-1

Spread Account Trust 1997-1 General Beneficial Certificate             GBC-1

Spread Account Trust 1997-2 General Beneficial Certificate             GBC-1

Spread Account Trust 1997-3 General Beneficial Certificate             GBC-1

Spread Account Trust 1997-4 General Beneficial Certificate             GBC-1

                                  SCHEDULE III

          Information Related to Underlying Securitization Transactions

                                                Aggregate               Aggregate            Balance in
                                           Outstanding Balance     Outstanding Balance     Related Spread
                                           of Related Contracts    of Senior Securities    Accounts as of
           Transaction                     as of March 15, 2000    as of March 15, 2000    March 15, 2000
           -----------                     --------------------    --------------------    --------------
Onyx Acceptance Grantor Trust 1996-1           3,303,011.67            3,303,011.67         1,004,999.13
Onyx Acceptance Grantor Trust 1996-2           6,028,487.29            6,028,487.29           850,133.18
Onyx Acceptance Grantor Trust 1996-3          12,705,683.60           12,705,683.60         1,200,007.86
Onyx Acceptance Grantor Trust 1996-4          14,420,193.34           14,420,193.34         1,000,000.00

Onyx Acceptance Grantor Trust 1997-1          16,473,714.80           16,473,714.80           900,000.00
Onyx Acceptance Grantor Trust 1997-2          26,725,478.41           26,725,478.41         1,216,790.91
Onyx Acceptance Grantor Trust 1997-3          40,854,314.97           40,854,314.97         1,496,000.00
Onyx Acceptance Grantor Trust 1997-4          52,942,651.94           52,942,651.94         2,075,000.00

Onyx Acceptance Grantor Trust 1998-1          64,113,348.03           64,113,348.03         1,730,000.00
Onyx Acceptance Owner Trust 1998-A            90,346,663.57           87,558,155.09         2,087,593.15
Onyx Acceptance Owner Trust 1998-B           127,190,724.74          124,208,623.18         2,500,002.85
Onyx Acceptance Owner Trust 1998-C           161,384,102.44          157,531,339.80         2,800,000.00

Onyx Acceptance Owner Trust 1999-A           194,909,925.38          194,909,925.38         3,100,000.00
Onyx Acceptance Owner Trust 1999-B           255,623,677.89          255,623,677.89         3,500,000.00
Onyx Acceptance Owner Trust 1999-C           328,046,292.47          328,046,292.47         7,636,862.06